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                             STARBUCKS CORPORATION

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                  EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

                          The Coffee Connection, Inc.

                         Starbucks New Venture Company

                      Starbucks Coffee International, Inc.

                                Starship I, Inc.

                           Starbucks Holding Company

                      Starbucks Manufacturing Corporation

                 SBI Nevada, Inc. (a wholly-owned subsidiary of
                     Starbucks Coffee International, Inc.)

                              Circadia Corporation